Exhibit 99.1

For Further Information

Matthew Mogul
The Post and Courier

Tidelands Bancshares
Board Announces Stock Dividend

Mt.     Pleasant, South Carolina- The board of directors of Tidelands Bancshares, Inc., at it regularly scheduled meeting on December 13, 2004, voted to declare a 25% stock dividend payable to shareholders of record as of the close of business January 4, 2005. The dividend will be payable on January 18, 2005.

On or about February 2, 2005, certificates for the new shares and cash paid for fractional shares will be mailed to shareholders. Fractional shares will be based on the closing stock price on the record date.

Robert E. Coffee Jr., President and CEO, said, “We are pleased to announce our first stock dividend. It is being declared in recognition of the bank’s solid growth. This decision reflects the confidence of the Board of Directors for the continued growth and success of the company.”

Tidelands Bancshares, Inc. is the holding company for Tidelands Bank. It has its headquarters at 875 Lowcountry Boulevard, Mt. Pleasant, S.C.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.